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                                                                    EXHIBIT 23.1



                         [LETTERHEAD OF ARTHUR ANDERSEN]



Inveresk Research Group, Inc.





For the attention of the Directors



July 1, 2002



Dear Sirs

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Inveresk Research Group, Inc. 2002 Stock Option Plan and Inveresk Research Group, Inc. 2002 Non-Employee Directors Stock Option Plan of our reports dated June 25, 2002, with respect to the consolidated financial statements of Inveresk Research Group, Inc. included in its Registration Statement (Form S-1 No. 333-85356) and related Prospectus filed with the Securities and Exchange Commission and declared effective on June 27, 2002.

Yours faithfully



/s/ ARTHUR ANDERSEN

ARTHUR ANDERSEN